UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2013

AMERICAN SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-12456	58-1098795
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

470 East Paces Ferry Road, N.E. Atlanta, Georgia	30305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 261-4381

(Former name or former address, if changed since last report) Not Applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 18, 2013, American Software, Inc. (the “Registrant”) reconvened its Annual Meeting of Shareholders (the “Reconvened Meeting”) for the sole purpose of considering Proposal No. 4 described in the Registrant’s definitive proxy statement. Proposal No. 4 concerned an Amendment to the Registrant’s 2011 Equity Compensation Plan (the “Plan”) to increase the number of Class A Common Shares subject to the Plan by 1,200,000 shares. The Annual Meeting was initially called to order on August 19, 2013 and was adjourned with respect to Proposal No. 4 only, to provide the Registrant’s shareholders additional time to consider supplemental information regarding such proposal.

At the Reconvened Meeting, 23,427,820 Class A shares and 2,587,086 Class B shares were represented in person or by proxy, which constituted a quorum. Other than in the election of directors, in which holders of Class A shares and Class B shares vote as separate classes, each outstanding Class A share is entitled to one-tenth vote per share and each outstanding Class B share is entitled to one vote per share on all matters brought before the Registrant’s shareholders. The final results for the matter submitted to the shareholders of the Registrant at the Reconvened Meeting are as follows:

1.	The Amendment to the Plan was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,994,471	1,419,039	46,261	470,098

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SOFTWARE, INC.

Dated: September 20, 2013	By:	/s/ Vincent C. Klinges
	Name:	Vincent C. Klinges
	Title:	Chief Financial Officer

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